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                                  EXHIBIT 5.1

                       [Hughes & Luce, L.L.P. Letterhead]

                                 March 29, 1996


Harte-Hanks Communications, Inc.
Harte-Hanks Tower
200 Concord Plaza Drive; Suite 800
San Antonio, TX 78216

Ladies and Gentlemen:

         We have acted as special counsel to Harte-Hanks Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,742,453 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") to be issued by the Company in connection with the acquisition of DiMark, Inc., a New Jersey corporation ("DiMark"), as described in the Registration Statement of the Company on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof (the "Merger").

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that such shares of Common Stock have been duly authorized and, when issued to the DiMark stockholders in accordance with the terms of the acquisition agreement as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such shares of Common Stock and certain federal income tax matters in connection with the Merger under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,